UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 31, 2006, Kforce Inc. (“Kforce”) completed the acquisition of PCCI Holdings, Inc. (“PCCI”) for a purchase price of $60,000,000, paid in cash at closing, which was subject to PCCI delivering a minimum of $10,000,000 in working capital at the time of closing. The cash consideration paid by Kforce was comprised of cash on hand and borrowings under Kforce’s credit facility. At the time of closing, Kforce had no bank debt outstanding, and $8.8 million in available cash. Post closing, net bank debt is now $51.9 million. Kforce believes the transaction will be accretive for 2006.

Item 8.01. Other Events.

On February 1, 2006, Kforce issued a press release announcing the completion of the acquisition of PCCI. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Any pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

February 1, 2006	By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore Chief Financial Officer